Exhibit 2

FOR IMMEDIATE RELEASE:

CONTACT:	Jeffrey Birnbaum, (202)661-6367, JBirnbaum@BGRPR.com

New Report by Former FCC Commissioner Refutes Sprint Study on Value of Clearwire

HOUSTON, April 8, 2013 – A new study by Harold Furchtgott-Roth, a former commissioner of the Federal Communications Commission, disputes the conclusions of a study commissioned by Sprint Nextel Corporation and a separate institutional equity research report published by DA Davidson about the value of Clearwire Corporation (NASDAQ: CLWR).

Furchtgott-Roth today said that the Sprint study authored by Dr. Kostas Liopiros -- “Value and Utility of the U.S. 2.5 Ghz Spectrum Band” -- is “unreliable.” He said it misstates the value of Sprint’s offer for Clearwire and is inconsistent with the public representations of Clearwire officers and the publicly reported financial statements of Clearwire. The Furchtgott-Roth report was funded by Crest Financial Limited, the largest minority shareholder of Clearwire, and was filed by Crest with the FCC and the Securities and Exchange Commission today.

According to Furchtgott-Roth: “Throughout the Liopiros Report are statements that implicitly call into question the integrity and reliability of the financial statements of Clearwire. The Liopiros Report states that the value of higher frequency spectrum is less than lower frequency spectrum; the Clearwire financial statements make no such adjustments. The Liopiros Report states that EBS spectrum is worth substantially less than BRS spectrum; the Clearwire financial statements do not treat its EBS and BRS spectrum differently. The Liopiros Report states that unpaired spectrum is worth substantially less than paired spectrum; the Clearwire financial reports make no such distinction or adjustment in value. An analysis of the Clearwire financial statements reveals a value of the Sprint offer of $2.97 per share corresponds to a value of $0.11 per Mhz pop. The Liopiros Report states the value is $0.21 per Mhz pop.”

Furchtgott-Roth further said that the DA Davidson report -- Institutional Equity Research, “Clearwire Corp.,” dated April 1, 2013 – repeats the mistaken valuation of the Sprint offer and makes the error of valuing the Sprint offer at $0.21 or even $0.22 per Mhz pop, primarily by not excluding the value of other assets. Furchtgott-Roth said that the DA Davidson report “seems to take a rather unsubstantiated and dim view of the accuracy of Clearwire’s financial records and any report based upon them.”

The Furchtgott-Roth study can be found at http://www.bancroftpllc.com/crest/.

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About Crest Financial Limited

Crest Financial Limited is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

CREST FINANCIAL LIMITED AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS (THE “PARTICIPANTS”) IN A SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED MERGER OF CLEARWIRE WITH SPRINT NEXTEL CORPORATION. THE PARTICIPANTS INTEND TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL INVESTORS AND SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INFORMATION REGARDING THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, WILL BE CONTAINED IN SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS. UPON REQUEST, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT AT NO CHARGE WHEN IT BECOMES AVAILABLE. THE PROXY STATEMENT AND ALL OTHER PROXY MATERIALS WILL ALSO BE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

SOURCE:	Crest Financial Limited